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                                                                   Exhibit 23.2

[LOGO] CEMA 2500 Wilson Boulevard Arlington, VA 22201-3834 USA Tel 703 907 7600 Fax 703 907 7601 www.CEMAcity.com Consumer Electronics Manufacturers Association






                                  CONSENT FORM


         The Consumer Electronics Manufacturers' Association (CEMA) authorizes the use of its name in association with the data as shown in Rockford Corporation's S-1 document filed with the Securities and Exchange Commission
(SEC).


Consumer Electronics Manufacturers Association





By /s/ Timothy J. Herbert                           Date 7-20-99


Title Senior Research Analyst